INVESTMENT AGREEMENT

This Agreement is made as of the 29th day of June, 2007, by and among Angstore Technologies Ltd., a company duly registered in the state of Israel with its address at 7 HaOfe St., South Industrial Park, Ashkelon 78172 (the "Company") and Energtek Inc., a company duly registered in the State of Nevada, USA with its address at 26 East Hawthorne Avenue, Valley Stream, NY 11580, USA (the "Purchaser")

WHEREAS The Purchaser is a shareholder of the Company that presently holds 7,364 out of the 16,364 issued and outstanding shares of the Company; and

WHEREAS The Purchaser wishes to purchase additional shares in the Company that shall bring its holdings in the Company to a majority holding in the Company and the Company agrees to issue such shares to the Purchaser as set forth herein; and

WHEREAS The parties wish to set forth their agreements herein;

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the Company and the Purchaser hereby agree as follows:

1.	Preamble and Appendixes

1.1.	The preamble to this Agreement as well as its appendixes forms an integral part hereto.

1.2.	The headings of the sections and subsections of this Agreement are made for convenience of reference only and are not to be considered in construing this Agreement.

2.	Purchase and Sale of Purchased Shares

2.1.
The Purchaser agrees and undertakes to purchase, subject to the terms of this Agreement, from the Company, and the Company agrees to sell and issue to the Purchaser, an aggregate of 16,384 ordinary shares of the Company of NIS 1 par value, representing 50% of the Company’s issued and outstanding shares (the “Purchased Shares") on a fully diluted basis, as follows: On each Closing Date (hereafter defined), Purchaser shall purchase, and Company shall sell and issue, the number of shares of the Company’s ordinary shares set forth for each such Closing Date in Section 2.2 hereof. The purchase price to be paid by Purchaser to the Company in consideration for the issuance of the Purchased Shares shall be $27.50 per share (the "Purchase Price"), and shall be payable on each Closing Date with respect to the number of Purchased Shares purchased on such Closing Date.

2.2.
The purchase and issuance of the Purchased Shares shall take place in three closings (each, a “Closing”) at the offices of Pelles, Moser, Sherman & Co. - Law Offices, located at 12 Abba Hillel Street, Ramat Gan, on June 29, 2007 or at such other time and place as may be agreed to by the parties in writing. The first closing shall take place on the date of this Agreement (the “First Closing Date”) simultaneously with the execution of this Agreement. The second closing shall take place during the month of July 2007 (the “Second Closing Date”). The third closing shall take place not later than August 31, 2007 (the “Third Closing Date”). The number of Purchased Shares to be purchased and issued at each Closing shall be as follows:

2.2.1.	On the First Closing Date, 4,000 Purchased Shares shall be purchased and issued for an aggregate Purchase Price of US $110,000;

2.2.2.	On the Second Closing Date, 8,000 Purchased Shares shall be purchased and issued for an aggregate Purchase Price of US $220,000; and

2.2.3.	On the Third Closing Date, 4,364 Purchased Shares shall be purchased and issued for an aggregate Purchase Price of US $120,010.

2.3.	The capitalization table of the Company, pre and post the purchase of the Purchased Shares by the Purchaser, is as set in Exhibit 2.3 attached hereto.
2.4.
The Company shall promptly notify the Registrar of Companies of the State of Israel of the issuance of the Purchased Shares, upon receipt of Purchase Price (or parts of the same according to Clause 2.2).

2.5.	The rights of the Purchased Shares are as determined in the memorandum and articles of association of the Company (as amended from time to time).

3.	Closing Deliveries.

3.1.
At each Closing, the Company shall deliver to Purchaser a share certificate representing the Purchased Shares purchased by Purchaser on that Closing Date against delivery to the Company by Purchaser of the Purchase Price therefor by wire transfer of immediately available funds to an account specified in writing by the Company.

3.2.	At the Closing taking place on the First Closing Date, the following additional transactions shall occur:

3.2.1.	The Company shall deliver to the Purchaser a copy of a resolution of the Company’s shareholders approving this Agreement in the form attached hereto as Exhibit 3.2.1.

3.2.2.	The Company shall deliver to the Purchaser a copy of a resolution of the Board of Directors of the Company approving this Agreement, in the form attached hereto as Exhibit 3.2.2

3.2.3.	The Company shall secure any and all waivers required from any shareholders of the Company, regarding their pre-emptive rights in connection with the Purchased Shares, to the extent necessary.

3.2.4.
The Company shall notify the Office of the Chief Scientist in the ministry of Industry and Commerce ("the OCS") of such transaction. In the event the approval of the OCS shall be required, the Parties shall use their best endeavourers to secure such approval as soon as possible.

3.2.5.	The Purchaser shall deliver to the Company a copy of a resolution of the Board of Directors of the Purchaser approving this Agreement, in the form attached hereto as Exhibit 3.2.5.

3.2.6.
The Purchaser shall deliver to the Company a copy of a resolution of the Board of Directors of the Purchaser, to be adopted within two business weeks from the Closing, nominating the CEO of the Company, Mr. Lev Zaidenberg, as President of the Purchaser.

3.3
Conditions of Purchasers to Closing. The obligations of the Purchaser to purchase the Purchased Shares and to pay the Purchase Price at each Closing are subject to the fulfillment at or before the Closing Date for such Closing of the following conditions precedent (to the extent indicated below), any one or more of which may be waived in whole or in part by the Purchaser, which waiver shall be at the sole discretion of the Purchasers:

3.3.1
Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the Closing.

3.3.2
Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing shall have been performed or complied with by the Company, prior to or at the Closing.

3.3.3
Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Purchased Shares to each Purchaser at the Closing.

3.3.4
Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 3.2 shall have been delivered to the Purchasers. All other actions and transactions set forth in Section 3.2 shall have been completed on or prior to the Closing.

3.3.5
Ordinary Course of Business. From the signing of this Agreement through the Closing, the Company has not taken, and has not agreed or resolved to take, any action which is outside the ordinary course of its business consistent with past custom and practice (including with respect to quantity and frequency).

4.	Representations and Warranties of the Company

The Company represents and warrants to the Purchaser, and acknowledges that the Purchaser is entering into this Agreement in reliance thereon, as of the date hereof as follows:

4.1.
Validity of Transaction. The Company has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company. This Agreement is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. All waivers or other consents needed from any banks, shareholders, governmental entities, or other third parties in connection with the transactions contemplated by this Agreement, have been obtained, and evidence was delivered to the Purchaser.

4.2.
Capitalization. The share capital of the Company is as stated in Exhibit 2.3. There are no contracts, agreements, or understandings relating to the issuance, sale or transfer of any equity securities or other securities of Company, including any of the following: options, warrants, agreements, or other rights for the acquisition of shares of the Company's share capital; securities or other obligations of the Company which are convertible into shares of the Company's share capital; or sale agreements, shareholder agreements, pledges, proxies, voting trusts, powers of attorney, restrictions on transfer or other agreements or instruments that are binding on Seller or the Company, including without limitation, any such agreements or instruments that relate to the ownership, voting or transfer of any shares of the Company's share capital.

4.3.
Information. All written information which has been given by the Company to the Purchaser in the course of the negotiations leading to this Agreement was when given and is at the date hereof true and accurate in all material respects.

4.4.
Contracts. The Company is not in breach of any deed, agreement or transaction to which it is a party, and to the best of its knowledge, no third party that has transacted business with the Company is in breach of any of its material obligations under any deed, agreement, or transaction to which it is a party with the Company. The Company has not given any guarantee, indemnity or security for or otherwise agreed to become directly or contingently liable for any obligation of any other person and no person has given any guarantee of or security for any obligation of the Company.

4.5.	Litigation. The Company is not involved in any civil, criminal or arbitration proceedings.

4.6.	Debts and Loan Facilities. There are no debts owing by or to the Company other than (a) debts listed in the financial reports for the year ending Dec. 31st 2006 and the 3 month period ending on March 31st 2007, and (b) as detailed in Exhibit 4.6 and (c) which have arisen in the ordinary course of business. The Company has not lent any money that has not yet been repaid. The parties hereto confirm that after consummation of the investment, which is the subject of this Agreement, there are no other outstanding shareholder loans owed to any shareholder.

4.7.
Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement.

5.	Representations of the Purchaser

The Purchaser represents and warrants to the Company, and acknowledges that the Company is entering into this Agreement in reliance thereon, as of the date hereof as follows:

5.1
Validity of Transaction. The Purchaser has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Purchaser. This Agreement is the legal, valid, and binding obligation of the Purchaser, and is enforceable as to the Purchaser in accordance with its terms. All waivers or other consents needed from any banks, shareholders, governmental entities, or other third parties in connection with the transactions contemplated by this Agreement, have been obtained, and evidence was delivered to the Purchaser.

5.2
Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by Purchaser in connection with any of the transactions contemplated under this Agreement.

5.3
The Purchased Shares will be acquired for investment for by Purchaser for the Purchaser's own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof, and Purchaser has any present intention of selling, granting any participation in, or otherwise distributing the same.

5.4	Purchaser further represents that it is a shareholder of the Company and familiar with its business and has conducted such inspections as it deems fit.

6.	Miscellaneous

6.1.	Governing Law and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of Israel and the courts of Tel Aviv shall have sole jurisdiction.

6.2.
Entire Agreement. This agreement constitutes the entire agreement between the parties hereto pertaining to the transactions contemplated herein and embodies all the terms binding upon the parties in respect thereof. No party to this Agreement shall be liable or bound in any manner by prior consent or contemporaneous express or implied representation, warranty, statement, promise, covenant or agreement pertaining to the said transaction made by it or on its behalf unless same is expressly set forth or referred to herein.

6.3.
Notices. All notices in connection to this agreement will be in writing and delivered personally or sent by registered mail or certified mail, postage prepaid, by confirmed telefax or confirmed email, to the appropriate addresses of the parties or to any other address as each party may designate by written notice to the other party in the manner herein provided for such notice. Any notice thereunder shall be deemed to have been served or given as of the date such notice is actually received, is delivered personally, 7 days after dispatch if sent by registered mail or on the next business day if sent by telefax or by email, provided such delivery is confirmed.

6.4.
Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

6.5.
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

Signatures in the following page

In witness whereof, the parties have executed this Investment Agreement as of the date first above written.

[Signature page for June 29, 2007,  ordinary Shares Investment]

/s/ Lev Zaidenberg_____________
Angstore Technologies Ltd.

By: Lev Zaidenberg
Date: June 29, 2007

/s/ Doron Uziel________________
Energtek Inc.

By: Doron Uziel Date: June 29, 2007

Exhibit 2.3
To the Investment Agreement made as of the 29th day of June, 2007, by and among Angstore Technologies Ltd. and Energtek Inc.,

Capitalization of Angstore Technologies Ltd.
before the Investment

	Shares	Percentage
Radel LLC	9,000	55.0%
Energtek Inc.	7,364	45.0%
TOTAL	16,364	100.0%

Investments to take place

	Investment	Shares
First Closing	110,000	4,000
Second Closing	220,000	8,000
Third Closing	120,010	4,364
TOTAL	450,010	16,364

Capitalization after the Investment

	Shares	Percentage
Radel LLC	9,000	27.5%
Energtek Inc.	23,728	72.5%
TOTAL	32,728	100.0%